Exhibit 10.2
FIRST AMENDMENT TO AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED & RESTATED INVESTOR RIGHTS
AGREEMENT (this “Amendment”) is made as of July [●], 2023, by and among (i) BigBear.ai Holdings, Inc., a Delaware corporation (the “Company”), (ii) AE BBAI Aggregator, LP, a Delaware limited partnership (“AE Aggregator”), (iii) BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate Holdings,” together with AE Aggregator and any of their Permitted Transferees (as defined herein) that have executed a joinder to this Investor Rights Agreement, the “Partners” and each a “Partner”), (iv) GigAcquisitions4, LLC, a Delaware limited liability company (the “Sponsor”), (v) Oppenheimer & Co. Inc. and Nomura Securities International, Inc. (together, the “Original Underwriter Representatives”), (vi) William Blair & Company, L.L.C. and BMO Capital Markets Corp. (together with the Original Underwriter Representatives, the “Financial Services Representatives”), and (vii) the Persons listed as Other Holders on the signature pages to the Amended & Restated Investor Rights Agreement dated December 6, 2021 (the “Investor Rights Agreement”) and each other Person who executes a joinder as an “Other Holder” (collectively, the “Other Holders”). Each of the Company, the Partners, the Sponsor, the Original Underwriter Representatives and the Other Holders may be referred to herein as a “Party” and collectively as the “Parties.” All capitalized terms not defined herein shall have the same meaning ascribed to them in the Investor Rights Agreement.

RECITALS

A.Section 5.4 of the Investor Rights Agreement provides that any term thereof may be amended by the written consent of (i) the Company, (ii) for so long as the Partners collectively Beneficially Own Common Stock representing 10% or more of the Common Stock Beneficially Owned by the Partners immediately after the Closing, the Partners, and (iii) in any event, at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders.

B.The Company and the Parties now desire to amend the Investor Rights Agreement to reflect the decrease to the size of the Board to ten (10) directors.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

1.Section 2.1(a). Section 2.1(a) of the Investor Rights Agreement shall be hereby amended and restated in its entirety to read as follows:

“(a) Composition of the Board. At and following the Closing, each of the Partners and the Sponsor, severally and not jointly, agrees to take, for so long as such Party holds of record or beneficially owns any Registrable Securities, all Necessary Action to cause the Board to comprise of no more than eleven
(11) directors nominated in accordance with this Article II, initially consisting of (i) seven (7) of whom have been nominated by the Partners, and thereafter designated pursuant to Section 2.1(b) or Section 2.1(d) of this Investor Rights Agreement (each, a “Partner Director”), at least four (4) of whom shall satisfy all applicable independence requirements (including at least two (2) of whom shall be sufficiently independent to serve on the audit and compensation committees of the Board), (ii) three (3) of whom have been nominated by the Sponsor, and thereafter designated pursuant to Section 2.1(c) or Section 2.1(d) of this Investor Rights Agreement (each, a

“Sponsor Director”), at least one (1) of whom shall satisfy all applicable independence requirements (including being sufficiently independent to serve on the audit committee of the Board as a chair and the compensation committee as a member), and (iii) one (1) of whom has been jointly nominated by the mutual agreement of Sponsor and the Partners (the “Joint Director”), which Joint Director shall satisfy all applicable independence requirements. At and following the Closing, each of the Sponsor and the Partners, severally and not jointly, agrees to take, for so long as such Party holds of record or beneficially owns any Registrable Securities, all Necessary Action to cause the foregoing directors to be divided into three (3) classes of directors, with each class serving for staggered three (3) year terms. The initial term of the Class I directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2024 annual meeting at which directors are elected.”

2.Waiver. The Parties agree to waive any breach of the Investor Rights Agreement that may have been created by (a) a decrease of the number of directors to ten (10) directors, prior to the date hereof.

3.Miscellaneous.

3.1Effect of Amendment. Except as set forth in this Amendment, the provisions of the Investor Rights Agreement shall remain unchanged and shall continue in full force and effect.

3.2Entire Amendment. This Amendment and the Investor Rights Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

3.3Counterparts. This Amendment may be executed in any number of counterparts each of which shall be considered an original and all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first written above.

COMPANY:

BIGBEAR.AI HOLDINGS, INC.

By:      Name: Amanda Long
Title: Chief Executive Officer

SPONSOR: GIGACQUISITIONS4, LLC
By:      Name: Dr. Avi S. Katz
Title: Chief Executive Officer

[First Amendment to Amended & Restated Investor Rights Agreement]

PARTNERS:

BBAI ULTIMATE HOLDINGS, LLC

By:      Name: Amanda Long
Title: CEO

AE BBAI AGGREGATOR, LP

By: AE BBRED GP, LLC

Its: General Partner

By:      Name: Kirk Konert
Title: President

[First Amendment to Amended & Restated Investor Rights Agreement]